UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2008

Flagstone Reinsurance Holdings Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Crawford House, 23 Church Street, Hamilton HM 11, Bermuda
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (441) 278-4300

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Certain Officers; Appointment of Certain Officers

On November 21, 2008, Flagstone Reinsurance Holdings Limited (the "Company") issued a press release announcing that Patrick Boisvert has been appointed Chief Financial Officer of the Company.  James O’Shaughnessy will continue as Chief Financial Officer of the Bermuda operations and remain responsible for the majority of the finance team.

Prior to his appointment as Chief Financial Officer, Mr. Boisvert had previously served as CFO and Group Finance Director of Flagstone Reassurance Suisse SA, a subsidiary of the Company, since July 2008.  He was Group Chief Accounting Officer and Treasurer of Flagstone Capital Management (formerly West End Capital Management Limited), a subsidiary of the Company, from February 2006 until July 2008.  He was CFO of West End Capital Management Limited (now Flagstone Capital Management Limited) which was acquired by the Company in March 2006, from February 2005 until February 2006, where he acted as a hedge fund manager with approximately 1 billion dollars under management and had responsibility for all finance aspects of a company with 35 employees.  He was Vice President Fund Administration for BISYS Hedge Fund Services (now part of Citigroup) from November 2003 until November 2005, where he oversaw a team of 50 staff responsible for all aspects of hedge fund accounting and administration for over 100 funds with approximately 13 billion dollars under management.

A copy of the press release dated November 21, 2008 announcing Mr. Boisvert's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated November 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

Date: November 21, 2008	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 21, 2008.